Note No. [ ]

THIS NOTE AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

                            DETTO TECHNOLOGIES, INC.

                    SUBORDINATED CONVERTIBLE PROMISSORY NOTE

                                                                  XXXXX 28, 2005

$XX,000.00                                                   Seattle, Washington

      FOR VALUE RECEIVED, DETTO TECHNOLOGIES, INC., a Delaware corporation ("Company"), promises to pay to XXXXXXXXXX. ("Holder"), or its registered assigns, the principal sum of $XX,000.00 or such lesser amount as shall then equal the outstanding principal amount hereof, together with interest from the date of this Note on the unpaid principal balance at a rate equal to eight percent (8%) per annum. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be converted to stock pursuant to Section 6 (unless previously converted pursuant to Section 6 hereof) on the earlier of (i) March 31, 2005 (the "Maturity Date") or (ii) when such amounts are made automatically due and payable upon or after the occurrence of an Event of Default (as defined below). The following is a statement of the rights of Holder and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

      1. DEFINITIONS. As used in this Note, the following capitalized terms have the following meanings:

            (a) "Holder" shall mean the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the registered holder of this Note.

            (b) "Indebtedness" of a Person shall mean and include the aggregate amount of, without duplication (i) all obligations for borrowed money, (ii) all obligations evidenced by bonds, debentures, notes or other similar instruments,
(iii) all obligations to pay the deferred purchase price of property or services (other than accounts payable incurred in the ordinary course of business determined in accordance with generally accepted accounting principals), (iv) all obligations with respect to capital leases, (v) all guaranty obligations,
(vi) all obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, and
(vii) all reimbursement and other payment obligations, contingent or otherwise, in respect of letters of credit.

            (c) "Company" includes the corporation initially executing this Note and any Person which shall succeed to or assume the obligations of Company under this Note.

            (d) "Person" shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

            (e) "Senior Indebtedness" shall mean, unless expressly subordinated to or made on a parity with the amounts due under this Note, the principal of (and premium, if any), unpaid interest on and amounts reimbursable, fees, expenses, costs of enforcement and other amounts due in connection with, Indebtedness of Company to Imperial Bank or other current or future institutional Indebtedness.

      2. INTEREST. Accrued interest on this Note shall be payable at such time as the outstanding principal amount is converted pursuant to Section 6 and shall be paid in shares of Common Stock (as defined in Section 6(a) below).

      3. EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an "Event of Default" under this Note:

            (a) Breaches of Covenants. The Company shall fail in any material respect to observe or perform any covenant, obligation, condition or agreement contained in this Note (other than those covenants specified in Section 3(a) hereof) and (i) such failure is not remedied, cured or waived for a period of thirty (30) days after the Company has notice of the failure, or (ii) if such failure is not curable within such thirty (30) day period, but is reasonably capable of cure within sixty (60) days, either (A) such failure shall continue for sixty (60) days or (B) Company shall not have commenced a cure in a manner reasonably satisfactory to Holder within the initial thirty (30) day period; or

            (b) Representations and Warranties. Any representation or warranty made by Company to Holder in this Note shall be untrue in any material respect when made; or

            (c) Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated in full or in part, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vii) take any action for the purpose of effecting any of the foregoing; or

            (d) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within thirty (30) days of commencement.

      4. RIGHTS OF HOLDER UPON DEFAULT. Upon the occurrence or existence of an Event of Default pursuant to Paragraphs 3(a) or (b) hereof and at any time thereafter during the continuance of such Event of Default, Holder may, acting alone and by written notice to Company, declare all outstanding obligations payable by Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. Upon the occurrence or existence of any Event of Default described in Paragraphs 3(c) and 3(d) hereof, immediately and without notice, all outstanding obligations payable by Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Holder may exercise any other right, power or remedy otherwise permitted to it by law, either by suit in equity or by action at law, or both.

      5. SUBORDINATION. The indebtedness evidenced by this Note is a general unsecured liability and is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all of Company's current and future Senior Indebtedness.

      6. CONVERSION.

            (a) Automatic Conversion. Effective March 31st, 2005, the outstanding principal amount of this Note (and accrued interest upon the election of the Company) shall be converted automatically, without any further act of the Company or its shareholders, into fully paid nonassessable shares of Common Stock of the Company or such other series of preferred securities issued by the Company in a financing transaction after the date hereof, such conversion to be deemed to occur simultaneously with the closing of the financing transaction and the number of shares of Common Stock issuable upon such conversion to be determined in accordance with the provisions of this Section 6(a). The Common Stock will contain what is commonly called "Piggyback Registration Rights" which will be subject to customary market stand-off and underwriter cutback provisions.

            The number of shares of Common Stock to be issued to the Holder upon such conversion shall be determined by dividing (A) the sum of (i) the outstanding principal balance and (ii) all accrued and unpaid interest through the date of conversion (if elected to be converted by the Company), by (B) the lesser of the price per share of the Common Stock in any round of equity financing for which the company must issue shares, or one dollar ($1.00).

            In the alternative, at the Holder's sole option, Holder may elect to convert into any financing terms to which the Company has agreed after the date hereof, even if related transaction has not been fully consummated by March 31st, 2005; in such event, Holder's note shall remain unconverted until such closing has occurred. In the event that such closing does not occur, Holder's note shall then immediately convert according to the formula described in the precedent paragraph.

            (b) Issuance of Securities on Conversion. As soon as practicable after conversion of this Note, the Company, at its expense, will cause to be issued in the name of and delivered to the Holder of this Note, a certificate or certificates representing the number of fully paid and nonassessable shares of Common Stock to which Holder shall be entitled on such conversion. No fractional shares will be issued on conversion of this Note.

            (c) Termination of Rights. All rights with respect to this Note shall terminate upon the issuance of shares of the Common Stock issued upon conversion of this Note, whether or not this Note has been surrendered. Notwithstanding the foregoing, the Holder agrees to surrender this Note to the Company for cancellation as soon as is practicable following conversion of this Note.

      7. SUCCESSORS AND ASSIGNS. Subject to the restrictions on transfer described in Section 9 below, the rights and obligations of Company and Holder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

      8. WAIVER AND AMENDMENT. Any provision of this Note may be amended, waived or modified upon the written consent of Company and Holder.

      9. TRANSFER OF THIS NOTE OR SECURITIES ISSUABLE ON CONVERSION HEREOF. This Note may only be transferred with the written consent of Company and Holder.

      10. TREATMENT OF NOTE. To the extent permitted by generally accepted accounting principles, Company will treat, account and report the Note as debt and not equity for accounting purposes and with respect to any returns filed with federal, state or local tax authorities.

      11. NOTICES. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (a) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or (d) one business day after the business day of a facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed (i) if to the Holder, at the Holder's address as set forth in the Note Purchase Agreement or on the register maintained by the Company, and (ii) if to the Company, at the address of its principal corporate offices (Attn: Chief Executive Officer), or at such other address as a party may designate by written notice to the other party pursuant to the provisions above.

      12. GOVERNING LAW. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Washington, without regard to the conflicts of law provisions of the State of Washington or of any other state.

IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first written above.

                                          DETTO TECHNOLOGIES, INC.
                                          a Delaware corporation

                                          By:
                                             -----------------------------------

                                          Print Name:
                                                     ---------------------------
                                          Title:
                                                --------------------------------


I HAVE READ, UNDERSTAND AND AGREE TO THE TERMS SET FORTH HEREIN.

                                          HOLDER

                                          By:
                                             -----------------------------------

                                          Print Name:
                                                     ---------------------------
                                          Title:
                                                --------------------------------


          [Signature Page to Subordinated Convertible Promissory Note]